Exhibit 99.1

ChromaDex Announces Reverse Stock Split as Company Seeks to List its Common Stock on The NASDAQ Capital Market

IRVINE, Calif., Tuesday, April 12, 2016 – ChromaDex Corp. (OTCQX: CDXC), an innovator of proprietary health, wellness, and nutritional ingredients, that creates science-based solutions for dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today  a reverse stock split of its shares of common stock at a ratio of 1-for-3. At the market open on Wednesday, April 13, 2016, ChromaDex common stock will begin trading on a split-adjusted basis. The Company's common stock will trade under the ticker symbol "CDXCD" until the earlier of 20 trading days after the reverse split has been effected or listing on The NASDAQ Capital Market, after which the trading symbol will revert to "CDXC."

The purpose of the reverse stock split is to enable the Company to satisfy the minimum stock price requirement of The NASDAQ Capital Market. After satisfying the requirement for a minimum closing price of $3.00 per share for five trading days, NASDAQ will further consider the Company’s listing application.

As a result of the reverse stock split, the Company's issued and outstanding shares of common stock will decrease to approximately 36,552,849 post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below) from approximately 109,658,547 pre-split shares.

As a result of the reverse stock split, the total number of shares of common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to the number of shares of common stock held by such stockholder immediately prior to the reverse stock split, divided by 3.  No fractional shares will be issued, and no cash or other consideration will be paid. Instead, any stockholder who otherwise would have received a fractional share as a result of the reverse stock split will receive one whole share of the post-split common stock.

Stockholders who hold their shares in electronic form at their brokerage firms need not take any action, as the shares held in brokerage accounts will be automatically adjusted to reflect the reverse stock split. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company's transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the reverse stock split to each requesting stockholder who submits its paper certificate.

Equity Stock Transfer
237 W 37th St Suite 601
New York, NY 10018

About ChromaDex:

ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (known as Spherix Consulting). As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; ProC3G®, a natural black rice containing cyanidin-3-glucoside; IMMULINA™, a spirulina extract; and Purple Corn derived from a proprietary non-GMO purple corn hybrid which contains an extraordinarily high level of anthocyanins. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Statements in this press release have not been evaluated by the Food and Drug Administration. Products or ingredients are not intended to diagnose, treat, cure or prevent any disease.

ChromaDex Company Contact:

Andrew Johnson
Director of Investor Relations
949-419-0288
andrewj@chromadex.com

ChromaDex Investor Contacts:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

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